UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 8, 2007

Commission File Number 333-43089

The GSI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	37-0856587
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1004 E. Illinois Street, Assumption, Illinois	62510
(Address of principal executive offices)	(Zip Code)

(217) 226- 4421
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(  ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2007, The GSI Group, Inc. modified the long-term building lease contract with Agracel, Inc.  The original agreement was signed March 1, 2007 and the addendum to the original modified the agreement to a level which the Company now believes constitutes a Material Definitive Agreement required to be reported.

The lease is for a term of ten (10) years to be paid monthly during the term, with a contract total of $7,166,593 for buildings and property located in Taylorville, IL.  The modified agreement shall begin upon the “Commencement Date” as defined in the Addendum, which is set to begin upon completion of the agreed upon building improvements, of approximately $3.6 million dollars, as outlined in the modified agreement.

Exhibit No.	Description

10.1	Lease – Agracel, Inc, Taylorville, IL.
10.2	First Addendum to Lease-Agracel, Inc, Taylorville, IL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GSI GROUP, INC.
(Registrant)

Date: June 13, 2007

By: /s/ John Henderson
Name: John Henderson
Title: Chief Financial Officer